UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2006, Computershare Trust Company, Inc., as Rights Agent (the “Rights Agent”), and we entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement dated as of October 30, 2002, as amended on December 24, 2003 (as so amended, the “Rights Agreement”), between the Rights Agent and us.  The Amendment provides, among other things, that the triggering percentage for when a Beneficial Owner (as defined in the Rights Agreement) of our common stock would be an Acquiring Person (as further defined in the Amendment) is increased from 10% to 15% and deletes references to BVF and BVF Percentage throughout the Rights Agreement (each as defined in the Rights Agreement). The Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information from Item 1.01 is hereby incorporated into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

4.1                                 Amendment No. 2 to Rights Agreement, dated as of November 16, 2006, between Computershare Trust Company, Inc., as Rights Agent, and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006	Arena Pharmaceuticals, Inc.

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amendment No. 2 to Rights Agreement, dated as of November 16, 2006, between Computershare Trust Company, Inc., as Rights Agent, and the Company (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed with the Commission on November 16, 2006).